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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

        This will confirm the agreement by and among all the undersigned that the Amendment filed on or about this date and any further amendments to the
Schedule 13D with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.01 per share, of Net2Phone, Inc., is being filed on behalf of each of the undersigned in accordance with Rule 13D-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  January 17, 2001

GE CAPITAL EQUITY INVESTMENTS, INC.

By:  /s/ Barbara J. Gould
   -------------------------------
Name: Barbara J. Gould
Title: Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Barbara J. Gould
   -------------------------------
Name: Barbara J. Gould
Title: Department Operations Manager

GENERAL ELECTRIC CAPITAL SERVICES, INC.

By: /s/ Barbara J. Gould
   -------------------------------
Name: Barbara J. Gould
Title: Attorney-in-Fact

GENERAL ELECTRIC COMPANY

By: /s/ Barbara J. Gould
   -------------------------------
Name: Barbara J. Gould
Title: Attorney-in-Fact

NATIONAL BROADCASTING COMPANY, INC.

By: /s/ Elizabeth A. Newell
   -------------------------------
Name: Elizabeth A. Newell
Title: Assistant Secretary

NATIONAL BROADCASTING COMPANY HOLDING, INC.

By: /s/ Elizabeth A. Newell
   -------------------------------
Name: Elizabeth A. Newell
Title: Assistant Secretary

NBC-NTOP HOLDING, INC.

By: /s/ Elizabeth A. Newell
   -------------------------------
Name: Elizabeth A. Newell
Title: Assistant Secretary